EXHIBIT 10.6

RESTATED
1992 DIRECTORS’ DEFERRED INCOME AGREEMENT

            THIS AGREEMENT is made and entered into effective as of December 19, 2007, by and between Venture Bank, a Washington state chartered bank (the “Bank”), and A. Richard Panowicz, an individual residing in the State of Washington (the “Director”).

RECITALS

                A. The Director and Bank (formerly known as “First Community Bank of Washington” are parties to a Directors’ Deferred Income Agreement dated effective July 1, 1992 and subsequently amended November 18, 1998 (the “Old Agreement”).

                B. The parties desire to amend and restate the Old Agreement so that it complies with Internal Revenue Code Section 409A, which was promulgated pursuant to the American Jobs Creation Act of 2004.

                C. The parties agree that the Old Agreement shall be superseded in its entirety by this Agreement, and the benefit to Director shall be on the terms and conditions set forth herein.

AGREEMENT

        1.      Terms and Definitions.

                1.1 Administrator. The Bank shall be the "Administrator" and, solely for the purposes of ERISA, the “fiduciary” of this Agreement where a fiduciary is required by ERISA.

                1.2 Benefit Amount. “Benefit Amount” means the annual benefit amount of $21,693.

                1.3 The Code. The “Code” shall mean the Internal Revenue Code of 1986, as amended (the "Code").

                1.4 Disabled. “Disabled” shall mean shall mean the Director (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Bank.

        2.     Previous Deferral. Director deferred compensation for services rendered to the Bank between July 1, 1992 and June 30, 1997.

        3.     Director Benefits Payments.

.                 3.1 Death Benefit. If Director dies before attaining his 65th birthday, the Bank will pay his beneficiary the Benefit Amount over 120 consecutive months, commencing on the first business day of the month following the Director’s death. The benefits payable under this Section 3.1 will be payable to the beneficiary selected by the Director at any time, with consent of the Bank, by written agreement accepted by both parties and attached to this Agreement. In the event that the Director has failed to name a beneficiary, or if all beneficiaries have predeceased the Director, payment of any benefit shall be to the Director’s spouse, if living, otherwise the surviving children born of the Director’s marriage with such spouse, in equal shares. If Director dies leaving no spouse nor children, the benefits will be paid to the executors or administrators of the Director’s estate.

                3.2 Retirement Age Benefit. When the Director attains age 65, the Bank will pay the Benefit Amount over 120 consecutive months. The first payment will commence on the first day of the month following the month in which the Director attains age 65. If the Director shall die after the payments have commenced but before the expiration of the 120th month period, the unpaid balance of the payments due will continue to be paid by the Bank to the beneficiaries designated under Section 3.1.

                3.3 Disability Benefit. If the Director is declared Disabled prior to attaining age 65, in lieu of any benefit under Section 3.2, the Bank will pay the Benefit Amount over 120 consecutive months. The first payment will commence on the first day of the month following the month in which the Director is declared Disabled. If the Director shall die after the payments have commenced but before the expiration of the 120th month period, the unpaid balance of the payments due will continue to be paid by the Bank to the beneficiaries designated under Section 3.1.

        4.      Claims Procedure.

                4.1 Claim to Administrator. The Administrator will make all determinations as to the right of Director to a benefit under the Agreement. If the Director does not receive the benefit to which the Director, his beneficiary, or his legal representative (the “Claimant”) believes the Director is entitled under this Agreement, the Claimant may file a claim for benefits in writing. Claims will be granted or denied within 30 days after receipt. In the event that the Administrator denies a claim for benefits, the Claimant will be notified in writing. Such notice will set forth the specific reasons for the denial, the specific provisions of this Agreement on which the denial is based, a description of any additional materials or information necessary to perfect the claim along with an explanation of why such material or information is necessary, and an explanation of the claim review procedure. If no action is taken by the Administrator on a claim within 30 days after its receipt, the claim will be deemed to be denied for purposes of the following review procedure.

                4.2 Appeal to Administrator. If a claim is denied in whole or in part, the Claimant may request the Administrator to review its decision, or alternatively, the Claimant may be bring a claim in arbitration under Paragraph 4.3. If the Claimant requests that the Administrator review the decision, this request must be made in writing within 60 days after the claim has been denied or is deemed to be denied under Paragraph 4.1 and must set forth all of the grounds upon which the request is based, any facts in support of the request, and any issues or comments which the Claimant considers relevant to the review. In preparing a request for review, the claimant will be entitled to review any documents that are pertinent to his or her claim at the office of Bank during regular business hours. The Administrator will act upon each request for review as soon as possible but not later than 60 days after the request for review is received unless additional time is required because of special circumstances. If additional time is required, the Claimant will be notified in writing before the expiration of 60 days from receipt of the appeal. In no event may the time for reaching a decision upon appeal be extended beyond 120 days after receipt of the notice of appeal. The Administrator will make an independent determination concerning the claim for benefits under this Agreement and will give written notice of its decision to the Claimant. If the Administrator fails to deliver a decision within 60 days after receipt of the request for review, the claim will be deemed denied on review. If the Administrator denies the claim or the claim is deemed denied, the Director may pursue any right to challenge the Administrator’s decision that the Director may have under ERISA, or alternatively may arbitrate the claim under Paragraph 4.3.

                4.3 Arbitration of Disputes. All claims, disputes and other matters in question arising out of or relating to this Agreement or the breach or interpretation thereof, other than those matters which are to be determined by the Bank in its sole and absolute discretion, shall be resolved by binding arbitration before a representative member, selected by the mutual agreement of the parties, of the Judicial Arbitration and Mediation Services, Inc. (“JAMS”), located in Seattle, Washington. In the event JAMS is unable or unwilling to conduct the arbitration provided for under the terms of this paragraph, or has discontinued its business, the parties agree that a representative member, selected by the mutual agreement of the parties, of the American Arbitration Association (“AAA”) located in Seattle, Washington, shall conduct the binding arbitration referred to in this paragraph. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and with JAMS (or AAA, if necessary). In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. The arbitration shall be subject to such rules of procedure used or established by JAMS, or if there are none, the rules of procedure used or established by AAA. Any award rendered by JAMS or AAA shall be final and binding upon the parties, and as applicable, their respective heirs, beneficiaries, legal representatives, agents, successors and assigns, and may be entered in any court having jurisdiction thereof. The obligation of the parties to arbitrate pursuant to this clause shall be specifically enforceable in accordance with, and shall be conducted consistently with, the provisions of the Washington Code of Civil Procedure. Any arbitration hereunder shall be conducted in Lacey, Washington, unless otherwise agreed to by the parties.

                4.4 Attorneys’ Fees. In the event of any arbitration or litigation concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, (a) each party shall pay his own attorneys’ arbitration fees incurred pursuant to 4.3 hereof; and (b) if the Director prevails, he shall be entitled to recover from the other party reasonable expenses, attorneys’ fees and costs incurred in the enforcement or collection of any judgment or award rendered. The term “prevails” applies if the arbitrator(s) or court finds that the Director is entitled to contested money payments from the other, but does not necessarily imply a judgment rendered in favor of the Director.

        5.     Status as an Unsecured General Creditor. Director agrees that: (i) the Director shall have no legal or equitable rights, interests or claims in or to any specific property or assets of the Bank as a result of this Agreement; (ii) none of the Bank’s assets shall be held in or under any trust for the exclusive benefit of the Director or held in any way as security for the fulfillment of the obligations of the Bank under this Agreement; (iii) all of the Bank’s assets shall be and remain the general unpledged and unrestricted assets of the Bank; (iv) the Bank’s obligation under this Agreement shall be that of an unfunded and unsecured promise by the Bank to pay money in the future; and (v) the Director shall be an unsecured general creditor with respect to any benefits which may be payable under the terms of this Agreement.

        6.      Miscellaneous.

                6.1 Opportunity To Consult With Independent Advisors. The Director acknowledges that he has been afforded the opportunity to consult with independent advisors of his choosing including, without limitation, accountants or tax advisors and counsel regarding both the benefits granted to him under the terms of this Agreement and the (i) terms and conditions which may affect the Director’s right to these benefits and (ii) personal tax effects of such benefits including, without limitation, the effects of any federal or state taxes, Section 280G of the Code, Section 409A of the Code, and any other taxes, costs, expenses or liabilities whatsoever related to such benefits, which in any of the foregoing instances the Director acknowledges and agrees shall be the sole responsibility of the Director notwithstanding any other term or provision of this Agreement. The Director further acknowledges and agrees that the Bank shall have no liability whatsoever related to any such personal tax effects or other personal costs, expenses, or liabilities applicable to the Director and further specifically waives any right for himself or herself, and his or her heirs, beneficiaries, legal representatives, agents, successor and assign to claim or assert liability on the part of the Bank related to the matters described above in this Paragraph 6.1. The Director further acknowledges that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

                6.2 Notice. Any notice to be delivered under this Agreement shall be given in writing and shall be deemed delivered when received or three days after mailing, by certified mail, postage prepaid, addressed to the Bank’s principal executive office or to Director at Director’s last known address on the records of the Bank, if mailed. Either party may designate an address for notices by written notice to the other.

                6.3 Assignment. The Director shall have no power or right to transfer, assign, anticipate, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of the Director, by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by the Director; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void.

                6.4 Binding Effect/Merger or Reorganization. This Agreement shall be binding upon and inure to the benefit of the Director and the Bank. Accordingly, the Bank shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Bank under this Agreement.

                6.5 Entire Agreement. This Agreement supersedes the Old Agreement, but for clarity does not supersede any other deferred compensation arrangements between Director and the Bank outstanding as of the date hereof. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

                6.6 Modifications. Any amendments or modifications of this Agreement shall be effective only if it is in writing and signed by each party or such party’s authorized representative. Notwithstanding the foregoing, this Agreement may not be amended to accelerate the timing of distributions of the benefits unless such acceleration is specifically permitted under Section 409A of the Code. Any amendment to delay the payments or a change the form of payment, is subject to the following limitations:

                                    (a) the amendment may not take effect until at least twelve (12) months after the date on which the amendment is made;

                                    (b) other than in the event of death, the first payment with respect to such amendment must be deferred for a period of at least five (5) years from the date such payment otherwise would have been made; and

                                    (c) an amendment related to a payment to be made at a specified time may not be made less than twelve (12) months prior to the date of the first scheduled payment.

                6.7 IRC Section 409A Compliance. Notwithstanding any other provision of Agreement, it is intended that any payment or benefit which is provided pursuant to or in connection with this Agreement shall be provided and paid in a manner, and at such time and in such form, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance. Any provision in this Agreement that is determined to violate the requirements of Section 409A shall be void and without effect. To the extent permitted under Section 409A, the parties shall reform the provision, provided such reformation shall not subject the Director to additional tax or interest and the Bank shall not be required to incur any additional compensation as a result of the reformation. In addition, any provision that is required to appear in this Agreement that is not expressly set forth shall be deemed to be set forth herein, and this Agreement shall be administered in all respects as if such provision were expressly set forth. References in this Agreement to Section 409A of the Code include rules, regulations, and guidance of general application issued by the Department of the Treasury under Internal Revenue Code Section 409A.

                6.8 Governing Law. This Agreement shall be governed by the laws of the State of Washington.

        IN WITNESS WHEREOF, the Bank and the Director have executed this Agreement on the date first above-written.

VENTURE BANK. By ____________________________ Jim Arneson, President DIRECTOR ____________________________ A. Richard Panowicz Director’s Date of Birth: March 26, 1944

RESTATED 1992 DIRECTORS’ DEFERRED INCOME AGREEMENT

BENEFICIARY DESIGNATION

Pursuant to the terms of the Restated 1992 Directors’ Deferred Income Agreement dated March ____, 2007, I hereby designate the following beneficiar(ies) to receive any payments which may be due under such Agreement after my death:

Primary Individual Beneficiar(ies):

NAME	ADDRESS	RELATIONSHIP	% SHARE
________________________	_______________________	_______________________	________

________________________	_______________________	_______________________	________

Contingent Individual Beneficiar(ies):

NAME	ADDRESS	RELATIONSHIP	% SHARE
________________________	_______________________	_______________________	________

________________________	_______________________	_______________________	________

This designation hereby revokes any prior designation which may have been in effect.

__________ Date Signed	_____________________ A. Richard Panowicz
__________ Date Signed	_____________________ Witness

Acknowledged:
VENTURE BANK
___________	By:________________________
Date Signed	Jim Arneson, President

RESTATED 1992 DIRECTORS’ DEFERRED INCOME AGREEMENT - PANOWICZ 30129127.01